UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
October 6, 2014

Rosetta Stone Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34283	043837082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1919 North Lynn St., 7th Fl., Arlington, Virginia 22209
(Address of principal executive offices, including zip code)

800-788-0822
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  On October 6, 2014, the Board of Directors of Rosetta Stone Inc. (the “Company”) unanimously voted to increase the size of its board to seven members and, upon recommendation of the Corporate Governance and Nominating Committee, elected Steven P. Yankovich as a director.  Mr. Yankovich was assigned to Class I of Rosetta Stone’s classified board.  The next election of Class I directors will be at the 2016 annual meeting of the Company’s stockholders.

As a director, Mr. Yankovich will participate in the standard non-employee director compensation arrangements described on pages 13 through 14 of the Company’s 2014 Proxy Statement, filed with the Securities and Exchange Commission on April 10, 2014, except that the annual grant of equity for non-employee directors was increased in May 2014 to an annual grant of equity with a fair market value as of the date of grant of $110,000 comprised of the equivalent to $55,000 in restricted stock units and $55,000 in stock options, subject to the terms of the 2009 Omnibus Incentive Plan, as amended, and the applicable form of award agreement.

Mr. Yankovich’s award will be pro-rated for services to be rendered through the Company’s 2015 Annual Meeting of Stockholders.

A copy of the press release in which his election was announced is furnished as Exhibit 99.1 to this report.

Item 9.01.                                       Financial Statements and Exhibits.

(d)                                Exhibits.

99.1                       Press Release, dated October 7, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2014

	By:	/s/ Christian S. Na
		Name:	Christian S. Na
		Title:	Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated October 7, 2014

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